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Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PENN NATIONAL GAMING, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-2234473 (I.R.S. Employer Identification No.)

825 Berkshire Boulevard, Suite 200 Wyomissing, Pennsylvania (Address of Principal Executive Offices)	19610 (Zip Code)

Penn National Gaming, Inc. 2003 Long Term Incentive Compensation Plan (Full title of the plan)

Peter M. Carlino Chief Executive Officer Penn National Gaming, Inc. 825 Berkshire Boulevard, Suite 200 Wyomissing, Pennsylvania 19610 (Name and address of agent for service)

(610) 373-2400 (Telephone number, including area code, of agent for service)

with a copy to: Robert P. Krauss, Esquire Ballard Spahr Andrews & Ingersoll, LLP 1735 Market Street, 51st Floor Philadelphia, Pennsylvania 19103-7599 (215) 665-8500

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, par value $.01 per share	6,000,000 shares	$21.49	$128,940,000	$10,431

(1)
This Registration Statement covers shares of Common Stock of the Registrant, which may be offered or sold pursuant to the 2003 Long Term Incentive Compensation Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock of the Registrant issuable in the event the number of outstanding shares of the Registrant is increased by stock split, reclassification, stock dividend or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the price shown is based upon the average of the high and low price of the Registrant's Common Stock on August 19, 2003, $21.49, as reported on the NASDAQ National Market.

PART I—INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The documents containing the information specified in Part I of Form S-8 will be given or sent to all employees who participate in the Penn National Gaming, Inc. 2003 Long Term Incentive Compensation Plan as specified by Rule 428 under the Securities Act of 1933, as amended.

PART II—INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference.

        The following documents filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, by Penn National Gaming, Inc. (File No. 000-24206) ("Penn National" or the "Company") are incorporated herein by reference:

  (a)
  Penn National's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

  (b)
  Penn National's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003;

  (c)
  Penn National's Current Reports on Form 8-K filed May 14, 2003 and March 3, 2003, and Current Report on Form 8-K/A filed May 12, 2003; and

  (d)
  The description of Penn National's common stock contained in Penn National's Registration Statement on Form 8-A filed May 26, 1994, including any amendments or reports filed for the purpose of updating such description.

        All documents filed by Penn National pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the termination of the offering, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Officers and Directors.

        Sections 1741 to 1750 of the Pennsylvania Business Corporation Law of 1988, as amended, permit indemnification of directors, officers, employees and agents of a corporation under certain conditions and subject to certain limitations.

        Under the provisions of Penn National's Amended and Restated Bylaws, as amended, Penn National is required to indemnify any Indemnified Representative against any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature ("Liability") incurred in connection with any threatened, pending or completed investigation, action, suit, appeal or proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by in the right of the Company, a class of security holders or otherwise, in which the Indemnified Representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an Indemnified Capacity, including, without limitation, Liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

           (a)  where such indemnification is expressly prohibited by applicable law;

           (b)  where the conduct of the Indemnified Representative has been finally determined or otherwise:

              (i)  to constitute willful misconduct or recklessness within the meaning of 15 Pa.C.S. §§ 518(b) and 1746(b) or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or

             (ii)  to be based upon or attributable to the receipt by the Indemnified Representative from the corporation of a personal benefit to which the Indemnified Representative is not legally entitled; or

           (c)  to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

        An Indemnified Representative is any and all directors and officers of the Company, an employee of the Company requested, as part of the Company's disclosure controls and procedures and in connection with the performance of the employee's responsibilities in service to the Company, to provide to the Company a certification or certifications to be used by the Company in connection with the preparation of its periodic reports under the Securities Exchange Act of 1934, as amended; and any other person designated as an Indemnified Representative by the board of directors of the Company (which may, but need not, include any person serving at the request of the Company, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise).

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

        We have in force and effect policies insuring our directors and officers against losses which they may become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

        The foregoing summaries are necessarily subject to the complete text of the relevant document or statute.

Item 7.    Exemption From Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

4.1	Penn National Gaming, Inc. 2003 Long Term Incentive Compensation Plan (incorporated by reference to Appendix A of Penn National Gaming, Inc.'s Proxy Statement dated April 22, 2003 filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended).
4.2	Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 3.6 of Penn National Gaming Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003).
5	Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.
23.1	Consent of BDO Seidman, LLP.
23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5 of this Registration Statement on Form S-8).
24	Power of Attorney (included in signature page of this Registration Statement on Form S-8).

Item 9.    Undertakings.

        The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

        (b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Penn National hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Penn National's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of Penn National pursuant to the foregoing provisions, or otherwise, Penn National has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Penn National of expenses incurred or paid by a director, officer or controlling person of Penn National in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Penn National will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, Commonwealth of Pennsylvania, on August 22, 2003.

PENN NATIONAL GAMING, INC.
By:	/s/ PETER M. CARLINO Peter M. Carlino, Chairman of the Board and Chief Executive Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Carlino and Robert S. Ippolito, and each or any one of them, his true and lawful Attorneys-in-Fact (the "Attorneys-in-Fact"), with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said Attorneys-in-Fact, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said Attorneys-in-Fact, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ PETER M. CARLINO Peter M. Carlino	Chairman of the Board; Chief Executive Officer and Director (Principal Executive Officer)	August 22, 2003
/s/ KEVIN DESANCTIS Kevin DeSanctis	President and Chief Operating Officer	August 22, 2003
/s/ WILLIAM J. CLIFFORD William J. Clifford	Senior Vice President Finance and Chief Financial Officer (Principal Financial Officer)	August 22, 2003
/s/ ROBERT S. IPPOLITO Robert S. Ippolito	Vice President, Secretary and Treasurer (Principal Accounting Officer)	August 22, 2003
/s/ HAROLD CRAMER Harold Cramer	Director	August 22, 2003
/s/ DAVID A. HANDLER David A. Handler	Director	August 22, 2003
/s/ ROBERT P. LEVY Robert P. Levy	Director	August 22, 2003
/s/ JOHN J. JACQUEMIN John J. Jacquemin	Director	August 22, 2003

EXHIBIT INDEX

Number	Exhibit
4.1	Penn National Gaming, Inc. 2003 Long Term Incentive Compensation Plan (incorporated by reference to Appendix A of Penn National Gaming, Inc.'s Proxy Statement dated April 22, 2003 filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended).
4.2	Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 3.6 of Penn National Gaming Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).
5	Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.
23.1	Consent of BDO Seidman, LLP.
23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5 of this Registration Statement on Form S-8).
24	Power of Attorney (included in signature page of this Registration Statement on Form S-8).

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  Registration No. 333
PART I—INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
PART II—INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Certain Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Officers and Directors.
  Item 7. Exemption From Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES